Exhibit 10.1

AMENDMENT NO. 1
TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 19, 2018, is entered into by and among  THE TRADE DESK, INC., a Delaware corporation (“Borrower”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Loan Agreement, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), and CITIBANK, N.A., a national banking association, as agent for the Lenders and all other Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Borrower, Lenders, and Agent are parties to that certain Amended and Restated Loan and Security Agreement, dated as of May 9, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrower has requested that Agent and Required Lenders make certain amendments to the Loan Agreement and, upon the terms and conditions set forth herein, Agent and Required Lenders are willing to make such amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Defined Terms.  All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Loan Agreement.

2.Amendments to Loan Agreement.  Subject to the satisfaction (or waiver in writing by Agent) of the conditions precedent set forth in Section 3 hereof, the Loan Agreement shall be amended as follows:

(a)Section 1.1 of the Loan Agreement is hereby amended by amending and restating the definition of “Business Plan” in its entirety as follows:

“Business Plan” means a business plan of the Loan Parties and their Subsidiaries, consisting of consolidated projected balance sheets, income statements, related cash flow statements and related profit and loss statements, and availability forecasts, together with appropriate supporting details and a statement of the underlying assumptions and a projection of Excess Availability, which covers the period from the first day of the fiscal year in which such business plan is delivered pursuant to Section 7.11(b) through the earlier of (i) the last day of the second full fiscal year following the date on which such business plan is delivered and (ii) Termination Date, and which is prepared (a) on a quarterly basis for the fiscal year in which such business plan is delivered and (b) on an annual basis for the immediately succeeding two fiscal years (or portion thereof through the Termination Date).

LEGAL_US_E # 133878774.6

(b)Section 7.11 of the Loan Agreement is hereby amended by amending and restating in its entirety clause (c) as follows:

“(c)Quarterly Financial Statements.  As soon as available, but not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, (A) management prepared interim consolidated Financial Statements of the Loan Parties and their Subsidiaries as at the end of such fiscal quarter and for the fiscal year to date and setting forth in comparative form the figures for the corresponding period or periods of the previous fiscal year; (B) in the event that (x) the gross revenues of the Subsidiaries of the Borrower Agent exceed $100,000,000 per year or (y) the aggregate amount of Investments by the Loan Parties in or to, and guarantees by the Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties exceeds $5,000,000, the management prepared interim Financial Statements of the Loan Parties and their Subsidiaries, on a consolidating basis, as at the end of such fiscal quarter and for the fiscal year to date; (C) a certification by the Borrower Agent’s chief financial officer, controller or the vice president, finance that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments); and (D) a narrative discussion of the financial condition of the Loan Parties and their Subsidiaries and results of operations and the liquidity and capital resources for the fiscal quarter then ended, prepared by the chief financial officer of the Borrower Agent; provided that, in lieu of such narrative discussion, the Borrower Agent may participate in a quarterly conference call (each such call to be at a time and date to be reasonably agreed by the Borrower Agent and the Agent) among senior management of the Borrower Agent, the Agent and the Lenders.

(c)Section 7.11 of the Loan Agreement is hereby further amended by amending and restating in its entirety clause (e) as follows:

“(e)Borrowing Base Certificate.   Quarterly, not later than twenty (20) days after the end of each fiscal quarter, a certificate signed by the chief financial officer or the vice president-finance of the Borrower Agent substantially in the form of Exhibit I (a “Borrowing Base Certificate”) detailing the Eligible Receivables, containing a calculation of Availability and reflecting all sales, collections, and debit and credit adjustments, as of the last day of the preceding quarter (or as of a more recent date as the Agent may from time to time reasonably request); provided that, (x) if the sum of (I) the average daily balance of Revolving Credit Loans (inclusive of Swing Loans), plus (II) the average daily undrawn amount of Letters of Credit during any fiscal month was greater than or equal to the lesser of (x) $50,000,000 and (y) twenty-five percent (25%) of the Aggregate Revolving Credit Commitment then in effect, the Borrower Agent shall deliver a Borrowing Base Certificate, not later than the twentieth (20th) day after the end of such fiscal month, setting forth the Borrowing Base calculated as of the last day of such month, and (y) if Excess Availability is at any time less than the greater of (I) Fifteen Million Dollars ($15,000,000) and (II) 12.5% of the lesser of (A) the Borrowing Base then in effect and (B) the Aggregate Revolving Credit Commitment as of such date, then, commencing with the first calendar week following the end of such fiscal month, and continuing on a weekly basis thereafter, until a period of sixty (60) consecutive days has elapsed during which at all times Excess Availability has equaled or exceeded the greater of (I) Fifteen Million Dollars ($15,000,000) and (II) 12.5% of the lesser of (A) the Borrowing Base then in effect and (B) the Aggregate Revolving Credit Commitment as of such date, the Borrower Agent shall deliver the Borrowing Base Certificate weekly, on the Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), setting forth the Borrowing Base calculated as of the close of business on the immediately preceding Saturday.”

(d)Section 7.11of the Loan Agreement is hereby amended by amended and restating clause (f) thereof in its entirety as follows:

“(f)Agings.  Concurrently with the delivery of each quarterly or monthly Borrowing Base Certificate pursuant to clause (e) above, agings of the Borrowers’ Receivables and accounts payable, in scope and detail satisfactory to Agent, as of the last day of the preceding quarter or month, as applicable.”

3.Conditions Precedent to Amendment. The satisfaction (or waiver in writing by Agent) of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Amendment Effective Date”):

(a)Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)After giving effect to this Amendment, the representations and warranties contained herein, in the Loan Agreement, and in the other Loan Documents, in each case shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Amendment Effective Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(c)No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date, nor shall either result herefrom.

(d)Borrower shall pay concurrently with the closing of this Amendment, all fees, costs, expenses and taxes then payable pursuant to the Loan Agreement and Section 5 of this Amendment.

(e)All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.

4.Representations and Warranties. Borrower hereby represents and warrants to Agent, each Lender and each other Secured Party as follows:

(a)It (i) is an Entity duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (ii) has the requisite power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and (iii) is duly qualified, authorized to do business and in good standing (to the extent such concept exists in the relevant jurisdictions) in each jurisdiction where it presently is, or proposes to be, engaged in business, except to the extent that the failure so to qualify or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)It has the requisite power and authority to execute, deliver and perform its obligations under this Amendment, the Loan Agreement, as amended by this Amendment and after giving effect hereto, and each other Loan Document to which it is or will be a party.  All requisite corporate action necessary for the execution, delivery and performance by it of this Amendment, the Loan Agreement, as amended by this Amendment and after giving effect hereto, and each other Loan Document to which it is or will be a party (including the consent of its Owners, where required) has been taken.

(c)This Amendment, the Loan Agreement, as amended by this Amendment and after giving effect hereto, and each other Loan Document to which it is or will be a party, delivered by Borrower, when executed and delivered, will be, the legal, valid and binding obligation of Borrower enforceable in accordance with its respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)The execution, delivery and performance by it of  this Amendment, the Loan Agreement, as amended by this Amendment and after giving effect hereto, and each other Loan Document to which it is or will be a party (i) do not contravene any of the Governing Documents of it, (ii) do not contravene any Requirement of Law, (iii) do not contravene any Material Contract, except as such contravention would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iv) will not result in the imposition of any Liens upon any of its properties other than Permitted Liens.

(e)No consent, authorization or approval of, or filing with or other act by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Amendment, the Loan Agreement, as amended by this Amendment and after giving effect hereto, or any other Loan Document or the consummation of the transactions contemplated hereby or thereby, except (i) such consents, authorizations, approvals, filings or other acts as have been made or obtained, as applicable, and are in full force and effect, (ii) the filing of UCC financing statements, (iii) filing of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, (iv) filings or other actions listed on Schedule 6.1(f) to the Loan Agreement, and (v) such consents, authorizations, approvals, filings or other acts the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)No judgments, orders, writs or decrees are outstanding against it or any other Loan Party, or any of their Subsidiaries, nor is there now pending or, to its knowledge, any threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against it, any other Loan Party or any of their Subsidiaries that (i) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment, the Loan Agreement, the Notes, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

(g)No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes a Default or an Event of Default.

(h)The representations and warranties set forth in this Amendment, the Loan Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(i)This Amendment has been entered into without force or duress, of the free will of Borrower, and the decision of Borrower to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of each decision.

(j)It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

5.Payment of Costs and Fees.  Borrower shall pay to Agent and each Lender all Lender Group Expenses (including, without limitation, the reasonable fees and disbursements of counsel, experts, consultants and other professionals retained by Agent or any Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

6.Release.

(a)Effective on the Amendment Effective Date, Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent, each Lender, and each other Secured Party, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any Lender or other Secured Party would be liable if such persons or entities were found to be liable to Borrower (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character,  whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower ever had from the beginning of the world, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Loan Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Loan Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment.  As to each and every Claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release.  Borrower further agrees that it shall not dispute the validity or enforceability of the Loan Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Loan Agreement or the other Loan Documents.  If Borrower, any Guarantor, or any of their respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

7.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.  THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE PROVISION SET FORTH IN SECTIONS 12.13 THROUGH 12.17 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8.Amendments.   This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 12.5 of the Loan Agreement.

9.Counterpart Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission (including electronic imaging) shall be equally as effective as delivery of an original executed counterpart of this Amendment.

10.Effect on Loan Documents.

(a)The Loan Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document.  Except for the amendments to the Loan Agreement expressly set forth herein, the Loan Agreement and the other Loan

Documents shall remain unchanged and in full force and effect.  The waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Loan Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Loan Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b)Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(c)To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

(d)This Amendment is a Loan Document.

(e)Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment.  Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified.  Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

11.Entire Agreement.  This Amendment, and the terms and provisions hereof, the Loan Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them with respect to the subject matter hereof and thereof, and shall bind and benefit the parties and their respective successors and permitted assigns.  This Amendment shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against a party because such party purportedly prepared or requested such provision, any other provision, or this Amendment as a whole.

12.Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13.Reaffirmation of Obligations.  Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent, each Lender, each Letter of Credit Issuer, each Bank Product Provider and each other Secured Party under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect.  Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Loan Agreement, as amended by this Amendment and after giving effect hereto, or any other Loan Document to Agent, on behalf and for the benefit of each Secured Party, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the Amendment Effective Date.

14.Ratification.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement and the Loan Documents effective as of the Amendment Effective Date and as modified hereby.

15.Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

“Borrower”

THE TRADE DESK, INC.

By:	/s/ Paul Ross
Name:	Paul Ross
Title:	CFO

[Signature Page to Amendment No. 1 to Amended and Restated LSA]

“Agent” and a “Lender”

CITIBANK, N.A., a national banking association

By:	/s/ Jeff Royston
Name:	Jeff Royston
Title:	SVP

[Signature Page to Amendment No. 1 to Amended and Restated LSA]

“Lender”

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Wayne Glen Elliot
Name:	Wayne Glen Elliot
Title:	Vice President

[Signature Page to Amendment No. 1 to Amended and Restated LSA]

“Lender”

CITY NATIONAL BANK, a national banking association

By:	/s/ Mia Bolin
Name:	Mia Bolin
Title:	Sr. Vice President

[Signature Page to Amendment No. 1 to Amended and Restated LSA]

“Lender”

EAST WEST BANK, a California banking corporation

By:	/s/ Alexis Coyle
Name:	Alexis Coyle
Title:	Managing Director

[Signature Page to Amendment No. 1 to Amended and Restated LSA]

“Lender”

MUFG UNION BANK, N.A.

By:	/s/ Peter Ehlinger
Name:	Peter Ehlinger
Title:	Vice President

[Signature Page to Amendment No. 1 to Amended and Restated LSA]

“Lender”

BANK HAPOALIM B.M.

By:	/s/ Lavea Eisenberg
Name:	Lavea Eisenberg
Title:	First Vice President

[Signature Page to Amendment No. 1 to Amended and Restated LSA]